SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
American International Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	13-2592361

(State of Incorporation or Organization)	(I.R.S. Employer Identification no.)

70 Pine Street
New York, New York	10270

(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box: ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box: ☐

Securities Act registration statement file number to which this form relates:	333-106040

(If applicable)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be so Registered	Each Class is to be Registered

6.45% Series A-4
Junior Subordinated Debentures	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:
None

(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered
Item 2. Exhibits.
SIGNATURE

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant’s Securities to be Registered
     American International Group, Inc. (the “Company”) hereby incorporates by reference the description of its 6.45% Series A-4 Junior Subordinated Debentures contained in the Prospectus, dated July 24, 2006, under “Description of Junior Subordinated Debentures” and in the Prospectus Supplement, dated May 31, 2007, under “Description of Terms of the Series A-4 Junior Subordinated Debentures” and “Replacement Capital Covenant”, filed with the Securities and Exchange Commission (the “SEC”) on June 4, 2007 under Rule 424(b)(2), pursuant to an effective Registration Statement on Form S-3 (File Nos. 333-106040 and 333-31024).
Item 2. Exhibits.
4.1	Junior Subordinated Debt Indenture, dated as of March 13, 2007, between the Company and The Bank of New York, as Trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 13, 2007).

4.2	Fourth Supplemental Indenture, dated as of June 7, 2007, between the Company and The Bank of New York, as Trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 7, 2007).

4.3	Form of Series A-4 Junior Subordinated Debenture (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the SEC on June 7, 2007).

99.1	Replacement Capital Covenant, dated June 7, 2007 (incorporated by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the SEC on June 7, 2007).

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERICAN INTERNATIONAL GROUP, INC.
Date: June 27, 2007	By:	/s/ Robert A. Gender
		Name:	Robert A. Gender
		Title:	Vice President and Treasurer